UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submissions of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of COPsync, Inc. (the “Company”), held on July 28, 2016, the Company’s stockholders voted on the matters described below.
Proposal 1.  The Company’s stockholders elected the following nominees as directors, each for a one-year term expiring in 2017.
Director Nominee	Votes For	Authority Withheld	Broker Non-Votes
Joseph R. Alosa, Sr.	2,821,214	125,998	3,817,611
Russell D. Chaney	2,818,982	128,229	3,817,611
Robert L. Harris	2,822,121	125,091	3,817,611
Joel Hochberg	2,825,221	121,991	3,817,611
Luisa Ingargiola	2,818,983	128,229	3,817,611
J. Shane Rapp	2,822,341	124,871	3,817,611
Brian K. Tuskan	2,818,983	128,229	3,817,611
Ronald A. Woessner	2,855,221	91,991	3,817,611

Proposal 2.  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,415,318	521,579	10,315	3,817,611

Proposal 3.  The Company’s stockholders voted, on an advisory basis, to hold on an annual basis advisory stockholder votes to approve the compensation of the Company’s named executive officers.
One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
2,415,318	521,579	82,446	39,652	3,817,611

Accordingly, after consideration of the outcome of this advisory vote, the Board of Directors determined that the Company will hold an advisory vote on executive compensation once every year until the next required advisory vote on the frequency of stockholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.
Proposal 4.  The Company’s stockholders approved the repricing of the stock options that have been granted under the 2009 Long-Term Incentive Plan prior to December 1, 2015 and were outstanding as of July 28, 2016.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,396,667	539,627	10,918	3,817,611

Proposal 5.  The Company’s stockholders approved, and amendment to the 2009 Long-Term Incentive Plan to (i) increase the number of shares available for issuance under the Plan to 1.8 million shares, an increase of 1.4 million shares; (ii) increase the number of shares that may be granted as stock options to any one individual to 900,000 shares, an increase of 860,000 shares; and (iii) increase the number of automatic stock option grants issued to outside board members upon their initial election or appointment to the board to 20,000 and annually thereafter to 10,000 shares, provided the board member has served on the board for at least six months.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,378,702	568,274	236	3,817,611

Proposal 6.  The Company’s stockholders approved the Company’s Employee Stock Purchase Plan.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,519,276	260,027	167,909	3,817,611

Proposal 7.  The Company’s stockholders ratified the selection of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
Votes For	Votes Against	Votes Abstained
6,651,705	109,384	3,734

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: August 3, 2016	By:	/s/Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer